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                                                                     Exhibit 3.2

                           LOWRANCE ELECTRONICS, INC.

                                     BYLAWS

                                    ARTICLE I

                                     Office

         Section 1. Registered Office. Its registered office shall be located in the State of Delaware, County of New Castle, in the City of Wilmington, at Corporation Trust Center, 1209 Orange Street, and the name of its registered agent shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

         Section 1. Location. All meetings of the Stockholders shall be held at the registered office of the Corporation in Wilmington, Delaware or at its principal offices in Tulsa, Oklahoma, or such other place as shall be determined, from time to time, by the Board of Directors, and the time and place of such meetings shall be stated in the notice of the meeting, or in a duly executed Waiver of Notice thereof.

         Section 2. Annual Meeting. An Annual Meeting of the Stockholders shall be held on the second Tuesday of December of each year, commencing with the year 1987, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which time they shall elect by a plurality vote, by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meeting. Written notice of the Annual Meeting shall be served upon or mailed to each Stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten
(10) days prior to the meeting.

         Section 4. Election of Directors. At least ten (10) days before every election of Directors, a complete list of the Stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary or Assistant Secretary. Such list shall be open to the examination of any Stockholder at the Company's executive offices at 12000 East Skelly Drive, Tulsa, Oklahoma, for said ten (10) days and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any Stockholder who may be present.

         Section 5. Special Meetings. Special meetings of Stockholders may be called at any time only as provided in the Certificate of Incorporation. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

         Section 6. Notice of Special Meetings. Written notice of a Special Meeting of Stockholders, stating the time and place and object thereof, shall be served upon or mailed to each Stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten (10) days before such meeting.

         Section 7. Business at Special Meetings. Business transacted at all Special Meetings shall be confined to the objects stated in the call.

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         Section 8. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes a different vote is required in which case such express provisions shall govern and control the decision of such question.

         Section 10. Proxies. At any meeting of the Stockholders, every Stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Each Stockholder shall have one (1) vote for each share of stock having voting power, registered in his name on the books of the Corporation. No share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its Stockholders entitled to vote.

         Section 11. Polls. At each meeting of the Stockholders, the polls shall be opened and closed. The proxies and the ballots shall be received and taken in charge and all questions touching the qualifications of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by three
(3) inspectors. Such inspectors shall be appointed by the Board of Directors before or at the meeting, or if no such appointment shall have been made, then by the Chief Executive Officer at the meeting. If, for any reason, any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to attend shall be appointed in like manner.

         Section 12. Certain Rules of Procedure Relating to Stockholder Meetings. All stockholder meetings, annual or special, shall be governed in accordance with the following rules:

         (i) Only Stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

         (ii) The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to adjourn or recess the meeting, to silence or expel persons to insure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners,

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                  and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.

                                   ARTICLE III

                                    Directors

         Section 1. Number, Term of Office, and Election. The board of directors shall consist of four (4) members, or such greater number determined from time to time by resolution of the Board of Directors. The directors of the Corporation shall be elected annually by the shareholders and shall hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. Directors need not be Stockholders.

         Section 2. Resignation and Removal. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Subject to the limitations imposed by applicable law, the holders of a majority of the shares then entitled to vote at an election of directors may remove a director or directors (or all directors) at any time, with or without cause.

         Section 3. Vacancies. Vacancies, by death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors, or the sole remaining director, then in office, though less than a quorum; and the director(s) chosen shall hold office until the next election of directors when their successor(s) are duly elected, unless sooner displaced.

         Section 4. Nominating Procedure for Directors and Qualifications.

         (a) Nominating Procedure. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting or stockholders only if written notice of such stockholder's intent to make such nomination or nominations has been given to the Secretary of the Corporation not later than (1) with respect to an election to be held at an annual meeting of stockholders, at least sixty (60) days in advance of such meeting and (2) with respect to an election to be held at a special meeting of stockholders, no later than seven (7) days after the date on which notice of such meeting was first sent to stockholders. Each such notice shall set forth (1) the name, age, residence address and business address of the nominating stockholder and of the person or persons to be nominated; (ii) a representation that the nominating stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the nominating stock-holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or such nominees are to be elected; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors or a committee thereof; (v) a statement as to each proposed nominee and a statement as to the nominating stockholder stating whether the nominee or stockholder has been a participant in any proxy contest or other change of corporate control within the past the (10) years, and, if so, the statement shall indicate the principals involved, the subject matter of the contest, the outcome thereof and the relationship of the nominee and the

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                  stockholder to the principals; (vi) if any shares of the
                  Corporation's stock owned of record or beneficially, directly or indirectly, by each proposed nominee or the nominating stockholder were acquired in the last two years, a statement of the dates of acquisition and amounts acquired on each date;
                  (vii) a description of any arrangement or understanding of each nominee and of the nominating stockholder with any person regarding future employment by the nominee or stockholder with the Corporation or any future transaction to which the Corporation will or may be a party; (viii) a statement as to each nominee and a statement as to the nominating stockholder as to whether or not the nominee or stockholder will bear any part of the expense incurred in any proxy solicitation, and, if so, the amount thereof; (ix) the consent of each nominee to serve as a director of the Corporation if so elected; and (x) any plans or proposals that each nominee or the nominating stockholder may have that relate to or may result in the acquisition or disposition of securities of the Corporation, an extraordinary corporate transaction (such as a merger, reorganization or liquidation) involving the Corporation or any of its subsidiaries, a sale or transfer of a material amount of assets of the Corporation or of any of its subsidiaries, any change in the Board of Directors or management of the Corporation (including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board), any material change in the present capitalization or dividend policy of the Corporation, any change in the Corporation's Certificate of Incorporation or By-laws, causing a class of securities of the Corporation to be delisted from a national securities exchange or to cease to be quoted on an inter-dealer quotation system of a registered national securities association, a class of equity securities of the Corporation becoming eligible for termination of registration pursuant to Section 12(g) (4) of the Securities Exchange Act of 1934, or any other material change in the Corporation's business or corporate structure or any action similar to those listed above. The Board of Directors of the Corporation may disqualify any nominee who fails to provide it with complete and accurate information as required above. The chairman of the meeting may, in his discretion, determine and declare to the meeting that a nomination not made in accordance with the foregoing procedure shall be disregarded.

         (b) Certain Qualifications. No person shall be a member of the Board of Directors (i) who owns, together with his family residing with him, directly or indirectly, more than one percent (1%) of the outstanding shares of any other entity, or an affiliate or subsidiary thereof, that competes with the Corporation or any of its subsidiaries, (ii) who is a director, officer, employee, agent, nominee, attorney or investment banker of or for any other entity, or an affiliate or subsidiary thereof, that competes with the Corporation or any of its subsidiaries or (iii) who has or is the nominee of anyone who has any contract, arrangement or understanding with any other entity, or an affiliate of subsidiary thereof, that competes with the Corporation or any of its subsidiaries or with any officer, employee, agent, nominee, attorney or other representative thereof, that he will reveal or in any way utilize information obtained as a director or that he will directly or indirectly attempt to effect or encourage any action of the Corporation. Notwithstanding any limitation in this subsection 3(b), the Board of Directors in their discretion may waive any or all of the above requirements.

         Section 5. Meetings and Records. The Directors may hold their meetings and keep the books of the Corporation at such places as they may from time to time determine.

         Section 6. Powers. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

         Section 7. Evaluation of Business Combinations. The Board of Directors of the Corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation or to otherwise effect one of the following transactions:

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         (i)      Any merger or consolidation of the Corporation or any of its subsidiaries with or into any other corporation; or

         (ii) Any sale, lease, exchange, pledge, transfer or other disposition of all or substantially all of the property and assets of the corporation or any of its subsidiaries to or with any other corporation, person or other entity; or

         (iii) Any sale, lease, exchange, pledge, transfer or other disposition to the Corporation of any of its subsidiaries of any assets, cash, securities or other property of any other corporation, person or other entity in exchange for securities of the Corporation in excess of 25% of the voting securities of the Corporation or any of its subsidiaries; or

         (iv) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

         (v) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation (except for stock option plans for officers, directors and key employees of the Corporation) or any subsidiary which is directly or indirectly owned by any corporation, person or other entity which is the Beneficial Owner (as herein defined), directly or indirectly, of 10% or more of the Voting Stock;

shall, in connection with the exercise of its judgment as to what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Board of Directors determines to be relevant, including, without limitation:

         (a)      The interests of the Corporation's Stockholders;

         (b) Whether the proposed transaction violates federal or state law;

         (c) An analysis of not only the consideration being offered in the proposed transaction, in relation to the then-current market price for the outstanding capital stock of the Corporation, but also in relation to the market for the capital stock of the Corporation over a period of years, the estimated price which might be achieved in a negotiated sale of the corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in other similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

         (d) The social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation and the communities in which the Corporation conducts its business.

         In connection with any such evaluation, the Board of Directors is authorized to conduct its investigation and to engage in such legal proceedings as the Board of Directors may determine.

                              Meetings of the Board

         Section 8. Organizational Meeting of Board. The Organizational Meeting of the Board shall be held annually immediately after the Annual Meeting of Stockholders at such time and place either within or without the State of Delaware as shall be fixed by the President at the Annual Meeting of Stockholders and no notice to any Director of such meeting shall be necessary in order to legally call

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such meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the Directors.

         Section 9. Regular Meeting. Regular meetings of the Board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the Board.

         Section 10. Special Meetings. Special Meetings of the Board may be called by the President or the Secretary on three (3) days' notice to each Director, either personally or by mail or telegram. Special Meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Directors.

         Section 11. Quorum. At all meetings of the Board, the presence of one-half or fifty percent of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 12. Waiver of Notice. Whenever any notice whatever is required to be given pursuant to the provisions of a statute, the Certificate of Incorporation or the Bylaws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, provided such Waiver of Notice delineates the exact nature of business to take place or that has taken place.

                             Committees of Directors

         Section 13. General. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two (2) or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 14. Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto, to include the specific actions to be taken, is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

         Section 15. Minutes. The committee shall keep regular minutes of their proceedings and report the same to the Board when required.

                            Compensation of Directors

         Section 16. General. Directors may receive compensation for their services and, as determined from time to time by resolution of the Board, may receive an annual compensation, and/or a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or Special Meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

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                                     Notices

         Section 1. General. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or Stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

         Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    Officers

         Section 1. General. The Officers of the Corporation shall be chosen by the Directors and shall be a President, one or more Vice Presidents, a Treasurer and a Secretary.

         Section 2. Election. The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall choose a President from its members, and two or more Vice Presidents, none of whom need be members of the Board, one of whom may be designated Vice President-Finance and Administration and the other Vice President-Engineering and any other Vice President or other officer as the Board of Directors may from time to time elect, a Treasurer and a Secretary, none of whom need be a member of the Board.

         Section 3. Additional Officers. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. Salaries. The salaries or other compensation of all Officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. Term of Office. The Officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                                  The President

         Section 6. General. The President shall be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the Shareholders and he shall preside at all meetings of the Board of Directors, and he shall be an ex officio member of all standing committees, and he shall see that all orders and resolutions of the Board are carried into effect. He shall be responsible for and have control over the management and operations of the business of the Corporation.

         Section 7. Documents. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Corporation.

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                                 Vice Presidents

         Section 8. General. The Vice President in the order of the seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe. Provided, that the Board may designate one or more Senior Vice Presidents, from time to time, who shall, in order of seniority determined by the Board, rank in precedence to all other Vice Presidents.

                                    Treasurer

         Section 9. General. The Treasurer shall have custody of all monies and securities of the Corporation and shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, from time to time as may be required of him, an account of all transactions and of the financial condition of the Corporation. Except as otherwise determined by the Board of Directors or lacking such determination by the board of Directors, then by the President, his duties and powers shall extend to all subsidiary corporations and, so far as may be practicable, to all affiliate corporations. He shall have such other powers and perform such other duties as may be assigned to him by either President or by the Board of Directors.

                                    Secretary

         Section 10. General. The Secretary shall attend all sessions of the Board and all meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and Special Meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervisions he shall be. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

                               Assistant Secretary

         Section 11. General. The Assistant Secretary, or Secretaries, if any, in order of their seniority shall, in the absence of disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                         General Provisions for Officers

         Section 12. Resignations. Any Officer may resign his office at any time, such resignation to be made in writing and take effect at the time of receipt by the Corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

         Section 13. Delegation of Duties. Duties of Officers may be delegated in case of the absence of any Officer of the Corporation or for any reason that the Board may deem sufficient, the Board may delegate the powers or duties of such Officer to any other officer or to any Director, except as otherwise provided by statute, for the time being, provided a majority of the entire Board concurs therein.

         Section 14. Vacancies. If the office of any Officer of the Corporation becomes vacant by reason of death, resignation, disqualification or otherwise, the Directors by a majority vote, may choose his successor or successors who shall hold office for the unexpired term with respect of which such vacancy occurred or was created.

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                                   ARTICLE VI

                                      Stock

         Section 1. Certificates. The Certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and the Secretary or Assistant Secretary. If any stock certificate is signed (i) by a transfer agent or an assistant transfer agent, or (ii) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Officer may be facsimile.

         Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the Certificate alleged to have been lost or destroyed.

         Section 3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of Stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion of exchange of capital stock shall go into effect or for a period of not exceeding fifty (50) days in connection with obtaining the consent of Stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of Stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such con-sent, as the case may be notwithstanding any transfer of such stock on the books of the Corporation after any such record date fixed as aforesaid.

         Section 5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

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             Execution of Instruments and Deposit of Corporate Funds

         Section 1. Execution of Instruments Generally. The President, any Vice President, the Secretary or Assistant Secretary, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general and confined to specific instances.

         Section 2. Borrowing. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by resolution by the Board of Directors. Such authorization or ratification and confirmation may be general or confined to specific in-stances. Any Officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any Officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

         Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers of other depositaries as the Board of Directors may direct. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

         Section 4. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by resolution by the Board of Directors.

         Section 5. Proxies. Proxies to vote with respect to shares of stock of other Corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board and President or any other person or persons thereunto authorized by the Board of Directors.

                                  ARTICLE VIII

                                 Indemnification

         Section 1. Limitation on Liability. Each present and future Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of any such Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under S 174 of the Delaware General Corporation law, or (iv) for any transaction from which any such Director derived an improper personal benefit.

         Section 2. Reimbursement. Each present and future Director and Officer of the Corporation, and each present and future Director and officer of any other Corporation serving as such at the request of the Corporation because of the Corporation's interest in such other Corporation, shall be reimbursed or indemnified by the Corporation for or against all loss, expenses (including amounts paid to others than the Corporation in settlement or to secure the termination of litigation), costs, and counsel fees which may be paid by, or imposed upon, or reasonably incurred by him in connection with or arising out of any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative other than action by or in right of corporation, in which he may be involved or to which he may be a party, by reason of his being alleged to have been taken or omitted by him in either such capacity. The Corporation shall not, however, reimburse or indemnify such Director or Officer with respect to any matter as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duties as such Director of Officer. The Board of Directors by a majority of the members of the Board of Directors of the Corporation other than those involved in said action, suit or proceedings as specifically set forth herein may, advance the expenses, including legal fees and costs incurred by such Officer and/or Director in connection with such action, suit or proceedings, provided such Officer and/or Director agrees in writing to reimburse the Corporation for such fees and expenses if he shall finally be adjudged derelict in the performance of his duties. -Similarly, if such action, suit or proceeding shall be settled or otherwise terminated as against such Director or Officer without a final determination thereof, the Corporation shall not reimburse or indemnify such Director of Officer with respect to any matter unless it shall be determined either:

         (a) By a majority of the number of the Board of Directors of the Corporation (other than those involved in said action, suit or proceedings, whether or not such remaining Directors constitute a quorum; or

         (b) If there are not at least two (2) Directors of the Corporation then in office other than those involved, by the majority of a committee selected by the Board of Directors (which committee shall be composed of three (3) or more disinterested Stockholders of the Corporation who are not Directors, Officers or employees of the Corporation).

         Section 3. Additional Rights. The foregoing rights shall not be exclusive of other rights to which any Director or Officer may otherwise be entitled, and in the event of his death, shall extend to his legal representatives. The foregoing rights shall be available whether or not the Director or officer continues to be a Director or Officer at the time of incurring or becoming subject to such loss, expenses, costs and counsel fees, and whether or not the claim asserted against him is a matter which antedates the adoption of this Article VIII.

                                   ARTICLE IX

                               General Provisions

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or Special Meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of -the Corporation available for dividends such sum or sums as the Directors from time to time in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of -the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Annual Statement.The Board of Directors shall present at each Annual Meeting and when called for by vote of the Stockholders at any Special Meeting of the Stockholders, a full and clear statement of the business and condition of the Corporation.

         Section 4. Fiscal Year. The fiscal year shall terminate on July 31st of each year, commencing with the year 1987.

         Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, LOWRANCE ELECTRONICS, INC., State of Delaware, Corporate Seal. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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                                    ARTICLE X

         Section 1. Amendments. These Bylaws may be altered or repealed at any regular meeting of the Stockholders or any Special Meeting of the Stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such Special Meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of fifty percent (50%) of the Board of Directors at any regular meeting of the Board or at any Special Meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such Special Meeting; provided, however, that no change of the time or place of the meeting for the election of directors shall be made within a period of sixty (60) days immediately prior to the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each Stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the meeting is held.

         Effective December 10, 2002.